                                              Registration No. 333- ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              PRI Automation, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                 Massachusetts
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2495703
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                      (I.R.S. Employer Identification No.)

           805 Middlesex Turnpike, Billerica,  Massachusetts          01821-3986
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              (Address of Principal Executive Offices)                (Zip Code)

                          Non-Statutory Stock Options
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                            (Full Title of the Plan)

                               Mordechai Wiesler
                            Chief Executive Officer
                              PRI Automation, Inc.
                             805 Middlesex Turnpike
                      Billerica, Massachusetts 01821-3986
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                    (Name and Address of Agent For Service)

                                (978) 670-4270
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         (Telephone Number, Including Area Code, of Agent For Service)

                                WITH COPIES TO:
                          Robert L. Birnbaum, Esquire
                         Robert W. Sweet, Jr., Esquire
                            Foley, Hoag & Eliot LLP
                             One Post Office Square
                          Boston, Massachusetts 02109
                                 (617) 832-1000

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                        CALCULATION OF REGISTRATION FEE

================================================================================
    Title of                       Proposed         Proposed
   Securities        Amount         Maximum         Maximum       Amount of
      to be           to be     Offering Price     Aggregate     Registration
   Registered      Registered      Per Share     Offering Price      Fee
--------------------------------------------------------------------------------
Common Stock,      129,646
$0.01 par value    shares (1)      $10.88 (2)     $1,410,855.93      $417.00
================================================================================

     (1) Represents shares of Common Stock issuable upon exercise of certain non-statutory stock options (the "Options") granted by Equipe Technologies, Inc. ("Equipe") to employees of Equipe. The Company has or will assume the Options in connection with its acquisition of Equipe.
     (2) Pursuant to Rule 457(h)(1), represents the weighted average per share exercise price of the Options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) PRI Automation, Inc.'s (the "Company's") Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (file number 0-24934) as filed with the Commission on December 29, 1997; and

     (b) the description of the common stock, par value $0.01 per share, of the Company contained in the Registration Statement on Form 8-A filed with the Commission on October 12, 1994 under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or description filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers.

     Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Company. The provisions in the Company's articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company.
Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

     The effect of these provisions would be to permit such indemnification by the Company for liabilities arising out of the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

 4.4 Form of Stock Option Agreement

 5.1 Opinion of Counsel

23.1 Consent of Independent Accountants

23.2 Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (contained on the signature page)

Item 9.  Undertakings.

     1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at all times shall be deemed to be the initial bona fide offering thereof.

     2.   The undersigned registrant hereby undertakes that,

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Massachusetts, on this 28th day of January, 1998.

                         PRI AUTOMATION, INC.



                         By: /s/ Stephen D. Allison
                            ------------------------------------------
                            Stephen D. Allison
                            Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mordechai Wiesler, Mitchell G. Tyson and Stephen
D. Allison, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of January 28, 1998.

Signature                           Title
---------                           -----

/s/ Mordechai Wiesler               Chief Executive Officer, Treasurer and
--------------------------          Director (Principal Executive Officer)
Mordechai Wiesler

/s/ Mitchell G. Tyson               President, Chief Operating Officer and
--------------------------          Director (Principal Operating Officer)
Mitchell G. Tyson

/s/ Stephen D. Allison              Chief Financial Officer
--------------------------          (Principal Financial and Accounting
Stephen D. Allison                  Officer)

/s/ Alexander V. d'Arbeloff         Director
--------------------------
Alexander V. d'Arbeloff

/s/ Boruch B. Frusztajer            Director
--------------------------
Boruch B. Frusztajer

/s/ Amram Rasiel                    Director
--------------------------
Amram Rasiel

                                 EXHIBIT INDEX
                                 -------------

Exhibit
  No.                  Description
-------                -----------
 4.1      Form of Stock Option Agreement

 5.1      Opinion of Counsel

23.1      Consent of Independent Accountants

23.2      Consent of Counsel (included in Exhibit 5.1)

24.1      Power of Attorney (contained on the signature page)